PEAR TREE FUNDS 485BPOS

Exhibit 99.18(j)(18)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Pear Tree Funds and to the use of our report dated May 24, 2024 on the financial statements and financial highlights of the Pear Tree Funds. Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 25, 2024